AMENDMENT DATED NOVEMBER 21, 2005
                                       TO
                              DECLARATION OF TRUST
                                       OF
                               RYDEX SERIES FUNDS
                        DATED MARCH 13, 1993, AS AMENDED

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                                  AMENDMENT TO
                              DECLARATION OF TRUST
                                       OF
                               RYDEX SERIES FUNDS
                                      DATED
                                 MARCH 13, 1993

The following Amendment was approved by the Board of Trustees on November 21, 2005 and is made to Section 4.05 of the Declaration of Trust of Rydex Series Funds (the "Trust"), as amended to date (the "Trust Instrument"), and is hereby incorporated into and made a part of the Trust Instrument:

      Section 4.05 of the Trust Instrument is amended, effective November 21, 2005, and replaced with the following:

SECTION 4.05. CHAIRMAN OF THE TRUSTEES. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall have the duties specified in the Bylaws, and such other duties as may be designated by the Trustees from time to time.


                                                By: /s/ JOANNA M. HAIGNEY
                                                    ---------------------
                                                        Joanna M. Haigney
                                                        Secretary